PROSPECTUS SUPPLEMENT To Prospectus Dated December 30, 2025	Filed pursuant to Rule 424(b)(3) Under the Securities Act of 1933 in connection with Registration Statement No. 333-291395

SRX Global Inc.

Up to 3,125,752 Shares of Common Stock

Offered by the Selling Stockholders

This prospectus supplement updates and supplements the information contained in the prospectus dated December 31, 2025 (as may be supplemented or amended from time to time, the “Prospectus”), which forms part of our registration statement on Form S-1 (File No. 333-291395), as amended, with the information contained in our Current Reports on Forms 8-K which were filed with the Securities and Exchange Commission on June 18, 2026, June 24, 2026, June 26, 2026, July 10, 2026, July 15, 2026 and July 16, 2026 (the “Current Reports”). Accordingly, we have attached each of the Current Reports to this prospectus supplement.

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus (collectively, the “Selling Stockholders”) or their permitted transferees (after the expiration of any applicable lock-up period, assuming the satisfaction of any applicable vesting conditions and subject to the beneficial ownership and stock exchange limitations described herein), of up to 3,125,752 shares of our common stock, par value $0.0001 per share (“Common Stock”) which consists of (a) 48,343 shares of our common stock issuable upon the exercise of warrants to purchase Common Stock (“July Warrants”), purchased by certain investors pursuant to the Securities Purchase Agreement, dated July 7, 2025, (the “July PIPE SPA”) (the “July PIPE Financing”); (b) 2,856,226 shares of our common stock which represents 200% of the 519,316 shares of our common stock issuable upon the conversion of shares of our Series A Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”) and 908,797 shares of our common stock issuable upon exercise of warrants to purchase Common Stock (“October Warrants”), purchased by certain investors pursuant to the Securities Purchase Agreement, dated October 27, 2025, (the “October PIPE SPA”) (the “October PIPE Financing”); (c) 8,194 shares of our common stock issuable in exchange for shares of the capital stock of SRx Health Solutions (Canada), Inc. (“SRx Canada”), a corporation organized under the laws of Ontario, Canada which are exchangeable for shares of our Common Stock on a one-for-one basis (the “Exchangeable Shares”); (d) 67,279 shares of our common stock, which were issued to certain other investors in private placement on April 24, 2025 (the “Private Placement”); (e) 63,210 shares of our common stock, which were issued to certain service providers in consideration of service provided (the “Service Provider Shares”); and (f) 82,500 shares of our common stock, which were issued to Halo Spin-Out SPV Inc. (“Spin-Out SPV”) pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and between the Company and SPV dated August 21, 2025 (such transaction, the “Share Exchange”). For more information about the Common Stock offered for resale by the Selling Stockholders pursuant to this prospectus, including the purchase prices paid by such Selling Stockholders for their securities, see “Information Related to Offered Securities” beginning on page 8 of this prospectus.

The share numbers provided above have been adjusted to reflect the 60-for-1 reverse stock split which took effect on July 6, 2026.

You should read the prospectus. this prospectus supplement and any additional prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock is listed on the NYSE American under the symbol “SRXH”. On July 15, 2026, the closing price of our Common Stock was $2.310 per share.

We are a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements for so long as we remain a smaller reporting company.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 8 of this prospectus and any other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 15, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2026

SRx Health Solutions, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Closing of Share Exchange Transaction

On June 18, 2026, SRx Health Solutions, Inc. (NYSE: SRXH) (the “Company”) issued a press release (the “Press Release”) announcing that it has completed the transaction (the “Transaction”) with EMJ Crypto Technologies Inc., a corporation organized under the laws of Ontario, Canada (“EMJC”), pursuant to the previously announced Share Exchange and Asset Transfer Agreement, dated December 16, 2025, and amended on March 11, 2026 and June 17, 2026 (as amended, the “Transfer Agreement”), by and among the Company, EMJC, CCC Crypto Corp., a Delaware corporation (“CCC Crypto”), 1001440571 Ontario Inc., a corporation organized under the laws of Ontario, Canada and an indirect wholly-owned subsidiary of the Company (“ExchangeCo”), and the other parties thereto. A copy of the Press Release is furnished as Exhibit 99.1 and incorporated herein by reference.

At the closing of the Transaction (the “Closing”), the Company acquired 100% of the issued and outstanding equity interests of each of EMJC and CCC Crypto, and a 100% direct and indirect ownership interest in the IP Asset, as such term is defined the Transfer Agreement, and the Company issued to EMJC and certain other parties to the Transaction an aggregate of (i) 268,346,659 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) 117,268,196 exchangeable shares of ExchangeCo (the “Exchangeable Shares”) which are exchangeable for shares of Common Stock on a one-for-one basis, and (iii) warrants (the “Pre-Funded Warrants”) to purchase 44,368,530 shares of Common Stock. The shares of Common Stock issued at the Closing, and the shares of Common Stock issuable upon the exchange or exercise of the Exchangeable Shares and Pre-Funded Warrants issued at the Closing, have been registered under the Securities Act of 1933, as amended (the “Securities Act”) in a Registration Statement on Form S-4 (File No. 333-295154) declared effective by the Securities and Exchange Commission (“SEC”) on May 7, 2026.

Name Change

The Press Release further announced that the Company had, immediately following the Closing, changed its legal name from “SRx Health Solutions, Inc.” to “SRX Global Inc.” The Company’s stock will remain trading on the NYSE under the ticker symbol “SRXH” and will continue to trade under the existing name for the 10 business days following the date of the Press Release.

The Press Release is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits	Description
99.1	Press Release, dated June 18, 2026.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 18, 2026	SRx Health Solutions, Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

Exhibit 99.1

SRx Health Solutions Closes EMJX Acquisition and Launches AI-Driven Platform Strategy Under New Name and Brand, SRX Global, Focused on Investments in High-Conviction Operating Companies and Assets

Company announces name change to SRX Global in conjunction with transaction closing

Company’s stock to remain trading on the NYSE American (“NYSE”) under ticker symbol “SRXH”

NORTH PALM BEACH, FL — June 18, 2026 — SRx Health Solutions, Inc. (NYSE American: SRXH) (the “Company”, or “SRX”) today announced it has completed the acquisition of EMJ Crypto Technologies, Inc. (“EMJX”) and is launching its new AI-driven platform strategy, which will focus on driving returns for shareholders through the allocation of capital into high-conviction operating companies and assets.

In conjunction with the transaction closing, the Company has changed its legal name and branding to SRX Global Inc. The Company’s stock will remain trading on the NYSE under the ticker symbol “SRXH” and will continue to trade under the existing name for up to 10 business days.

EMJX is a “Gen2” digital-asset treasury that now operates under the SRX Global platform, along with its Halo consumer brands. EMJX is structured as a multi-asset digital holdings platform that governs how capital is allocated, hedged, and reinvested across market cycles, rather than functioning as a passive balance sheet tracking asset values.

The combination of the two companies brings a highly experienced, operationally-focused team with deep public markets expertise together with next-generation, AI-enabled capital deployment strategies across digital and traditional assets, powered by proprietary algorithms developed by EMJX’s founder Eric Jackson. The Company has already made investments in areas it considers to be high-potential growth drivers, in companies such as Astro Capital, Opendoor Technologies Inc., Uber Technologies and Optimi Health Corp.

“The closing of the transaction with EMJX marks the start of a pivotal new era of opportunity and innovation for SRX Global,” said Kent Cunningham, CEO of SRX Global. “In addition to growing our Halo® business, we will be pursuing strategic actions centered on capital allocation driven by AI-enabled analytics towards high-growth assets and opportunistic investments. We believe there are significant synergies between SRX and EMJX and we intend to capitalize on these in as many ways possible to maximize shareholder value.”

“Most digital-asset treasuries ride up and down with the price of bitcoin,” commented Eric M. Jackson, Founder of EMJX and President, EMJX & Head of Asset Management of SRX Global. “EMJX is built to compound through the chop, not just ride the cycle. We’ve already deployed capital into multiple high-conviction positions through this transaction, and we’re bringing the same disciplined, AI-driven allocation framework that defined EMJX to SRX Global’s shareholders going forward.”

The management team of the newly merged company will comprise Kent Cunningham as Chief Executive Officer, Eric Jackson, PhD, as President, EMJX & Head of Asset Management, and Nina Martinez as Chief Financial Officer.

In conjunction with the Company’s name change and brand, a new website has been launched which can be found by visiting www.srxglobalinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2026

SRX Global, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

801 US Highway 1

North Palm Beach, Florida 33408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 23, 2026, the Company was informed by the NYSE American LLC (the “NYSE American”) via telephone that the Company is not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide, notifying the Company that its stock has been selling for a low price per share for a substantial period of time and closed below $0.10 on June 23, 2026. Further, the NYSE American informed the Company that it had halted trading of the Company’s common stock and that such halt in trading would continue until the Company effectuated the Reverse Split.

The Company intends to seek to regain compliance with the NYSE American’s continued listing standards by undertaking this Reverse Split as a measure that is considered necessary and in the best interests of the Company and its stockholders.

This report contains forward-looking statements, including, but not limited to, the Company’s ability to maintain its listing on NYSE American and the effect of the Reverse Split on the Company’s stock price. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

Item 5.07 Submission of Matters to Vote of Security Holders.

On June 24, 2026, SRx Global, Inc. (the “Company”) announced that it will proceed with a 1-for-60 reverse stock split (the “Reverse Split”) of its issued and outstanding shares of common stock, par value $0.001, following authorization by its Board of Directors and majority shareholders to effect a reverse stock split by a ratio of not less than 15-to-1 and not more than 1-for-85 (the “Reverse Split Range”), at any time on or before December 31, 2026, with the Board having the discretion as to whether or not the Reverse Split is to be effected, and the exact ratio to be set at a whole number within the Reverse Split Range.

The Reverse Split will be effective, and trading on a post-split basis will begin at the market open, on July 6, 2026. There will be no change to the par value of the Company’s common stock. The Reverse Split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares with the exception of those holders of fractional shares. No fractional shares will be issued in connection with the Reverse Split. The Company will issue one whole share of common stock to any stockholder who would have been entitled to receive a fractional share of common stock due to the Reverse Split. Each holder of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Split as that stockholder did immediately before the Reverse Split, except for adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

The Company’s transfer agent, Equity Stock Transfer LLC, is acting as the exchange agent for the Reverse Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibits	Description

99.1	Press Release dated June 24, 2026
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRx Global, Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

June 24, 2026

Exhibit 99.1

SRX Global Announces Share Consolidation

NORTH PALM BEACH, FL — June 24, 2026 — SRX Global, Inc. (NYSE American: SRXH) (the “Company”, or “SRX”), an AI-enabled platform dedicated to generating returns across high-conviction operating companies and assets, today announced that its Board of Directors has approved a consolidation of the Company’s issued and outstanding common stock on a 60-to-1 basis (the “Share Consolidation”), to be effective July 6, 2026 (the “Effective Date”).

On the Effective Date, every 60 shares of issued and outstanding common stock will be automatically combined into one share of common stock. The Company’s common stock will continue to trade on the NYSE American under the existing symbol “SRXH” and will begin trading on a consolidated basis under a new CUSIP number at market open on the Effective Date. No fractional shares will be issued in connection with the Share Consolidation; any shareholder who would otherwise be entitled to a fractional share will receive one whole share in lieu thereof.

About SRX Global Inc.

SRX Global is an AI-driven platform focused on generating long-term shareholder value through investments in high-conviction operating companies, strategic assets, and technology-enabled opportunities. The Company leverages proprietary technology, data analytics, and disciplined capital allocation to identify and manage investments across multiple sectors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the Share Consolidation, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2026

SRX Global Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 US Highway 1

North Palm Beach, Florida 33408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On June 26, 2026, SRX Global Inc. (the “Company”) posted an investor presentation (the “Investor Presentation”) to its website and it is available in the Company Info section of the Company’s website at https://www.srxglobalinc.com/news-events/presentations. A copy of the Investor Presentation is included as Exhibit 99.1 to this Current Report.

The Company intends to use the Investor Presentation in presentations to investors and analysts from time to time in the future. The furnishing of the information in this Current Report is not intended to, and does not, constitute a determination by the Company that the information in this Current Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company. The information in the materials is presented as of June 26, 2026, and the Company does not assume any obligation to update such information in the future.

The information in Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature. Forward-looking statements contained herein include, among others, statements concerning management’s expectations about future events and the Company’s operating plans and performance, including levels of consumer, business and economic confidence generally, the regulatory environment, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of the Company’s management, as applicable, and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements speak only as of the date they are made, and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this Current Report on Form 8-K or to reflect the occurrence of any unanticipated events. For further information regarding the risks associated with the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibits	Description

99.1	SRX Global Investor Presentation
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRX Global Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

June 26, 2026

Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2026

SRX Global Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 US Highway 1

North Palm Beach, Florida 33408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

Cash Dividend

On July 8, 2026, SRX Global Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”) has approved a one-time cash dividend of $0.05 per share on common stock outstanding to shareholders of record at the close of business on July 22, 2026 (the “Record Date”), and that the dividend will be paid on or about August 3, 2026 to shareholders of record on Record Date. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Stockholder Update:

On July 8, 2026, the Company issued a press release providing its stockholders with a preliminary update on certain balance sheet metrics and its capitalization structure following its previously announced acquisition of EMJ Crypto Technologies Inc., a corporation organized under the laws of Ontario, Canada (“EMJX”), and previously announced reverse stock split effectuated on July 6, 2026 (the “Reverse Split”). A copy of the press release is attached as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference.

Share Repurchase Program:

On July 9, 2026, the Company issued a press release announcing that the Board has authorized a share repurchase plan(the “Repurchase Plan”) under which the Company may repurchase up to 10 million shares of its common stock or 50% of its shares outstanding during the period ending July 7, 2027. The Company has allocated up to $20 million to the Repurchase Program.. A copy of the press release is attached as Exhibit 99.3 to this current report on Form 8-K and is incorporated herein by reference.

The Board also authorized the Company to enter into written trading plans under Rule 10b5-1 of the Exchange Act. Adopting a trading plan that satisfies the conditions of Rule 10b5-1 allows a company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. Under any Rule 10b5-1 trading plan, the Company’s third-party broker, subject to Securities and Exchange Commission regulations regarding certain price, market, volume and timing constraints, would have authority to purchase the Company’s common stock in accordance with the terms of the plan. The Company may from time to time enter into Rule 10b5-1 trading plans to facilitate the repurchase of its common stock pursuant to its Repurchase Plan.

The Company cannot predict when or if it will repurchase any shares of common stock as such stock repurchase program will depend on a number of factors, including constraints specified in any Rule 10b5-1 trading plans, price, general business and market conditions, and alternative investment opportunities. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

Stockholder Letter / Virtual Fireside Chat:

On July 10, 2026, the Company issued a press release updating its stockholders regarding recent developments, including the acquisition of EMJX and the Reverse Split, and announcing that the Company’s Chief Executive Officer, Kent Cunningham, and the President of EMJX and Head of Asset Management, Eric Jackson, will participate in a virtual Fireside Chat on Tuesday, July 14, 2026. A copy of the press release is attached as Exhibit 99.4 to this current report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature. Forward-looking statements contained herein include, among others, statements concerning management’s expectations about future events and the Company’s operating plans and performance, including levels of consumer, business and economic confidence generally, the regulatory environment, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of the Company’s management, as applicable, and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements speak only as of the date they are made, and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this Current Report on Form 8-K or to reflect the occurrence of any unanticipated events. For further information regarding the risks associated with the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibits	Description

99.1	Press Release dated July 8, 2026 (Cash Dividend).
99.2	Press release dated July 8, 2026 (Stockholder Update).
99.3	Press release dated July 9, 2026.
99.4	Press release dated July 10, 2026.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRX Global, Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

July 10, 2026

Exhibit 99.1

SRX Global Declares One-Time Cash Dividend

Company delivering $1 million in aggregate to shareholders via cash dividend payment from profits related to investment in SpaceX and hedging strategies

NORTH PALM BEACH, FL — July 8, 2026 — SRX Global, Inc. (NYSE American: SRXH) (the “Company”, or “SRX”), an AI-enabled platform dedicated to generating returns across high-conviction operating companies and assets, today announced that the Board of Directors has approved a one-time cash dividend of $0.05 per share (approximately $1 million in the aggregate) on common stock outstanding to shareholders of record at the close of business on July 22, 2026 (the “Record Date”). The dividend will be paid on or about August 3, 2026 to shareholders of record on Record Date.

“This special dividend reflects the strength of our investment strategy and our commitment to returning value directly to our shareholders,” said Kent Cunningham, CEO of SRX Global. “The profits generated from our investment in Space Exploration Technologies Corp. (‘SpaceX’) and our disciplined hedging strategies have enabled us to deliver $1 million in aggregate to our shareholders, and we intend to continue identifying opportunities to maximize long-term shareholder value.”

About SRX Global Inc.

SRX Global is an AI-driven platform focused on generating long-term shareholder value through investments in high-conviction operating companies, strategic assets, and technology-enabled opportunities. The Company leverages proprietary technology, data analytics, and disciplined capital allocation to identify and manage investments across multiple sectors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com

Exhibit 99.2

SRX Global Reports Preliminary Net Asset Value of Approximately $3.07 Per Share and Over $55 Million in Cash and Short-Term Investments1

Approximately $40 million in cash and more than $15 million in short-term investment assets as of June 30, 20261

Estimated net asset value of approximately $60 million and no debt outstanding as of June 30, 2026¹

Approximately 19.5 million shares outstanding on post 1-for-60 split basis as of July 6, 20261

NORTH PALM BEACH, FL — July 8, 2026 — SRX Global Inc. (NYSE American: SRXH) (the “Company”, or “SRX”), an AI-enabled platform dedicated to generating long-term shareholder value through investments in high-conviction operating companies and strategic assets, today provided shareholders with a preliminary update on certain balance sheet metrics and its capitalization structure following the recently completed acquisition of EMJX and share consolidation effectuated on July 6, 2026.

“Following the completion of the EMJX acquisition and the elimination of all outstanding debt, we have entered the second half of 2026 with one of the strongest balance sheets in the Company’s history,” states Kent Cunningham, CEO.

The Company’s strengthened balance sheet provides significant financial flexibility to execute its long-term capital allocation strategy, and management does not anticipate the need for additional capital raises in the foreseeable future. Management remains focused on maintaining liquidity and balance sheet strength while deploying capital in a disciplined manner across investments in its operating companies, treasury optimization initiatives, strategic investments, and value-enhancing acquisitions with the objective of maximizing long-term shareholder value.

Preliminary Balance Sheet & Capital Allocation Highlights1:

-	Estimated net asset value of approximately $60 million, or $3.07 per common share, as of June 30, 2026
-	Approximately $40 million in cash and more than $15 million in short-term investments as of June 30, 2026
-	No debt outstanding as of June 30, 2026
-	Approximately 19,517,834 common shares outstanding following the Company’s reverse stock split effectuated July 6, 2026

Capital Allocation Framework

SRX believes disciplined capital allocation is fundamental to long-term shareholder value creation. The Company intends to allocate capital across the following strategic priorities:

●	Maintain Financial Flexibility - Preserve balance sheet strength and liquidity to capitalize on high-conviction investment opportunities while maintaining disciplined, returns-focused capital allocation.
●	Optimize Treasury Returns - Strategically deploy excess corporate liquidity into a diversified, highly liquid, investment-grade fixed-income portfolio designed to preserve principal, maintain near-immediate liquidity and enhance risk-adjusted treasury returns.
●	Reinvest in Halo - Continue investing in Halo to accelerate product innovation, commercial execution, distribution expansion and long-term organic growth.
●	Pursue Strategic Investments and Opportunistic M&A - Deploy capital toward strategic investments and value-accretive acquisitions that complement the Company’s portfolio and leverage its AI-enabled investment platform.

About SRX Global Inc.

SRX Global is an AI-driven platform focused on generating long-term shareholder value through investments in high-conviction operating companies, strategic assets, and technology-enabled opportunities. The Company leverages proprietary technology, data analytics, and disciplined capital allocation to identify and manage investments across multiple sectors.

1Preliminary Financial Information and Supplemental Financial Measure

The financial information presented herein is preliminary, unaudited and subject to the completion of the Company’s quarter-end financial closing procedures, preparation and review of its financial statements, and other customary quarter-end adjustments. Actual reported financial results may differ from the information presented herein. The Company expects to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, on or before August 14, 2026. Estimated net asset value (“NAV”) represents estimated total assets less estimated total liabilities as of June 30, 2026, divided by approximately 19.5 million common shares outstanding after giving effect to the Company’s one-for-sixty reverse stock split effective July 6, 2026. Estimated total assets include cash, short-term investment assets, digital assets, accounts receivable, inventory and certain other current assets. NAV is presented as a supplemental financial measure to assist investors in understanding the Company’s preliminary balance sheet position and should not be considered a substitute for any measure prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including stockholders’ equity or total assets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com

Exhibit 99.3

SRX Global Board of Directors Authorizes Stock Repurchase Plan of Up to 10 Million Shares or Up to 50% of its Shares Outstanding

NORTH PALM BEACH, FL — July 9, 2026 — SRX Global Inc. (NYSE American: SRXH) (the “Company”, or “SRX”), an AI-enabled platform dedicated to generating long-term shareholder value through investments in high-conviction operating companies and strategic assets, today announced that its Board of Directors has authorized a share repurchase program under which the Company may repurchase up to 10 million shares of its common stock or up to 50% of its shares outstanding. The Company has allocated up to $20 million to repurchase its common stock until July 9, 2027.

“With no debt, a strong cash position, and the current market value of our shares, we believe this share repurchase program is one of the most compelling uses of capital available to us today,” said Kent Cunningham, CEO. “This program reflects the Board’s confidence in SRX’s long-term strategy and our commitment to creating value for shareholders.”

Shares may be repurchased in open market or private transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission (“SEC”). The timing and amount of any repurchases will depend on a number of factors, including the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. Open market purchases will be made in accordance with Rule 10b-18 of the SEC and other applicable legal requirements. The Company is not obligated to repurchase any particular number of shares or any shares in any specific time period and the program may be modified, suspended, or discontinued at any time. Payment for shares repurchased under the program will be funded using the Company’s cash on hand.

About SRX Global Inc.

SRX Global is an AI-driven platform focused on generating long-term shareholder value through investments in high-conviction operating companies, strategic assets, and technology-enabled opportunities. The Company leverages proprietary technology, data analytics, and disciplined capital allocation to identify and manage investments across multiple sectors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com

Exhibit 99.4

SRX Global Management Team to Host Virtual Fireside Chat on July 14, 2026, and Issues Letter to Shareholders

Virtual Fireside Chat Scheduled for Tuesday, July 14, 2026, at 10:30 a.m. ET

NORTH PALM BEACH, FL — July 10, 2026 — SRX Global, Inc. (NYSE American: SRXH) (the “Company”, or “SRX”), an AI-enabled platform dedicated to generating returns across high-conviction operating companies and assets, today announced that Chief Executive Officer, Kent Cunningham, and President of EMJX and Head of Asset Management, Eric Jackson, will participate in a virtual Fireside Chat on Tuesday, July 14, 2026, to discuss recent developments, the completed EMJX acquisition, and vision for the future.

SRX Global Fireside Chat Details

●	Date: Tuesday, July 14, 2026
●	Time: 10:30 a.m. ET
●	Moderator: Valter Pinto, Managing Director, KCSA Strategic Communications
●	Panelists: Kent Cunningham, CEO, and Eric Jackson, Head of Asset Management
●	Format: 25-minute question-and-answer session open to all investors
●	Webcast Link: https://us02web.zoom.us/webinar/register/WN_mvfVVXwORt6fLqRqgIc4Ng#/registration

A replay of the presentation will be made available on the Company’s investor relations website following the event.

Additionally, SRX Global issued the following letter to shareholders:

Fellow Shareholders,

The past several months have represented one of the most significant periods of transformation in our Company’s history.

As we stand today, we successfully completed the acquisition of EMJX, establishing SRX Global as an AI-enabled platform dedicated to delivering shareholder value through a portfolio of high-conviction operating assets and investments. As we disclosed this week, we have over $55 million in cash and short-term investments and no debt, representing a net asset value of approximately $3.07 per share1.

Our proprietary technology, diverse portfolio and best-in-class team will propel our business forward. We laid the foundation, and now we are focused on execution.

While we recognize that the trading halt, share consolidation, and related share price volatility of recent weeks have been difficult for our shareholders, we do not take that lightly and clearly, there is a disconnect in the market.

The share consolidation was a necessary action to maintain our listing on NYSE American. While SRXH shares have been under pressure, we view this as a temporary market disconnect and we are moving quickly to address this divide.

In a dedicated effort to consistently find ways to deliver value to our shareholders, this week, we announced two major milestones: 1) a share repurchase program for up to 10 million common shares of SRXH stock and 2) a dividend delivering approximately $1 million of cash, in the aggregate, directly to shareholders from our investment in SpaceX and hedging strategy - a decisive step to return value as we execute our strategy. Additionally, over the past few months, we deployed capital into a series of high-conviction investments, including Greenland Mines, ARMR Sciences, Smartkem, Uber, and Optimi Health Corp, among others, and continued to advance our strategies in EMJX and consumer pet food brand Halo®. We believe we are well-positioned across high-growth opportunities in Financial Technology, Consumer, and Biotech to unlock future shareholder value.

Our Vision for the Future

The world is entering an extraordinary period of disruption driven by artificial intelligence, accelerating technological change, and structural shifts across industries and geographies. These forces will create enormous value, but they will also create inefficiencies.

Exceptional businesses will periodically require growth capital, strategic partners, operational expertise, or creative financing. Others will become temporarily misunderstood or mispriced as public markets increasingly focus on quarterly results rather than long-term intrinsic value.

We believe this environment creates an exceptional opportunity for disciplined capital allocators with permanent capital, operational experience, and the ability to act decisively. This belief has driven our investment decisions and current portfolio exposure.

Our Investment Framework

We pair artificial intelligence and our team’s know-how to source, diligence, manage, and execute investments that have the potential to compound intrinsic value per share at attractive rates while limiting downside exposure. We only pursue opportunities where we possess one or more meaningful advantages:

●	Proprietary sourcing and differentiated insight
●	Operational expertise built through decades of leadership
●	Access to exceptional founders, executives, and industry partners
●	Creative capital structuring capabilities

Our strategy is intentionally broad enough to pursue exceptional opportunities while remaining disciplined enough to invest only where we possess genuine competitive advantages.

Three Pillars of Capital Deployment

Control Investments

Where appropriate, we intend to acquire controlling interests in businesses possessing durable competitive advantages with meaningful opportunities for operational improvement. We seek businesses where leadership, technology, pricing, marketing, data, distribution, capital allocation, or AI-enabled execution can materially improve long-term economics.

Minority Investments

Not every exceptional opportunity requires control. Many outstanding founders seek thoughtful, long-term partners who contribute strategic insight while preserving entrepreneurial independence. In these situations, we intend to partner with management teams we trust and support them with capital, strategic guidance, operating experience, and AI-enabled capabilities.

Special Situations

Periods of uncertainty frequently create the most attractive opportunities. We intend to pursue selective investments including structured financings, recapitalizations, corporate carve-outs, dislocated assets, transition situations, and other complex opportunities where creativity, speed, and flexibility provide competitive advantages.

Across these three pillars, we view our AI capabilities as part of our organizational infrastructure and a force multiplier. We will leverage AI to materially improve decision quality and execution in sourcing, diligence, underwriting, portfolio monitoring, customer acquisition, pricing optimization, supply chain management, and operational execution.

Capital Allocation Priorities

We are employing a disciplined capital allocation framework based on four key priorities:

1)	Preserve balance sheet strength and liquidity to capitalize on high-conviction investment opportunities while maintaining disciplined, returns-focused capital allocation.
2)	Strategically deploy excess corporate liquidity into a diversified, highly liquid, investment-grade fixed-income portfolio designed to preserve principal, maintain near-immediate liquidity and enhance risk-adjusted treasury returns.
3)	Continue investing in Halo to accelerate product innovation, commercial execution, distribution expansion and long-term organic growth.
4)	Deploy capital toward strategic investments and value-accretive acquisitions that complement the Company’s portfolio and leverage its AI-enabled investment platform.

Looking Ahead

Our ambition is straightforward: to build SRX Global into a trusted long-term compounder of capital, earned through disciplined execution and transparent, consistent communication with every shareholder.

We feel confident in our team, our technology and our resources to usher in this next chapter of growth for SRX.

Thank you for your confidence and partnership as we build this next chapter together. We look forward to speaking with everyone next week on our fireside chat.

Sincerely,

Kent Cunningham

Chief Executive Officer

SRX Global Inc.

About SRX Global Inc.

SRX Global is an AI-driven platform focused on generating long-term shareholder value through investments in high-conviction operating companies, strategic assets, and technology-enabled opportunities. The Company leverages proprietary technology, data analytics, and disciplined capital allocation to identify and manage investments across multiple sectors.

1Preliminary Financial Information and Supplemental Financial Measure

The financial information presented herein is preliminary, unaudited and subject to the completion of the Company’s quarter-end financial closing procedures, preparation and review of its financial statements, and other customary quarter-end adjustments. Actual reported financial results may differ from the information presented herein. The Company expects to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, on or before August 14, 2026. Estimated net asset value (“NAV”) represents estimated total assets less estimated total liabilities as of June 30, 2026, divided by approximately 19.5 million common shares outstanding after giving effect to the Company’s one-for-sixty reverse stock split effective July 6, 2026. Estimated total assets include cash, short-term investment assets, digital assets, accounts receivable, inventory and certain other current assets. NAV is presented as a supplemental financial measure to assist investors in understanding the Company’s preliminary balance sheet position and should not be considered a substitute for any measure prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including stockholders’ equity or total assets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2026

SRX Global Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 US Highway 1

North Palm Beach, Florida 33408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

Press Release

On July 14, 2026, SRX Global Inc. (the “Company”) issued a press release announcing that the Company reported paper-traded EMJX returns of 26% from February 11, 2026 to July 10, 2026. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Fireside Chat

On July 14, 2026, the Company hosted a virtual Fireside Chat in which Chief Executive Officer Kent Cunningham, and President of EMJX and Head of Asset Management Eric Jackson participated. A replay of the presentation is available on the Company’s investor relations website at the following URL https://www.srxglobalinc.com/news-events/ir-calendar/detail/20260714-virtual-fireside-chat. A transcript of the presentation is attached as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature. Forward-looking statements contained herein include, among others, statements concerning management’s expectations about future events and the Company’s operating plans and performance, including levels of consumer, business and economic confidence generally, the regulatory environment, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of the Company’s management, as applicable, and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements speak only as of the date they are made, and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this Current Report on Form 8-K or to reflect the occurrence of any unanticipated events. For further information regarding the risks associated with the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibits	Description

99.1	Press Release dated July 14, 2026.
99.2	Transcript of Fireside Chat dated July 14, 2026.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRX Global, Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

July 15, 2026

Exhibit 99.1

SRX Global Reports Paper-Traded EMJX Return of ~25% Since February 11, 2026

EMJX Shifted from “Stress” to “Mixed” for Bitcoin

Company Files Updated Investor Presentation Outlining Performance and Strategy

Management to Host Fireside Chat Today at 10:30am ET

NORTH PALM BEACH, Fla. — July 14, 2026 — SRX Global Inc. (NYSE American: SRXH) (the “Company”, or “SRX”), an AI-enabled platform dedicated to generating returns across high-conviction operating companies and assets, today reported paper-traded EMJX returns of 26% from February 11, 2026 to July 10, 2026.

The EMJX model reads market regime across three states — Bull, Mixed, and Stress — updating every trading day with a forward read on where crypto is heading over roughly the next 30 days. That signal is now available as an institutional product to a select group of clients — digital-asset treasuries, miners, and funds that are structurally long crypto and need a disciplined way to anticipate the next major move and manage risk.

Since February 11, 2026, the EMJX strategy has run as a paper-traded portfolio (no actual investments were made and no capital has been deployed) ahead of the acquisition by SRX Global. It is a full Gen2 crypto treasury: Bitcoin, Ethereum, altcoins, high-convexity tech equities (such as OPEN), and options.

Following the acquisition, SRX will begin trading the strategy with real capital in a fully auditable way, and is pursuing additional discussions to bring the system to market in a form that would be accessible to investors.

Paper-Traded EMJX Results1

February 11 – July 10, 2026 (149 days):

●	Total return: +24.8% (time-weighted) versus Bitcoin -4.2% over the same period — a spread of roughly 29 points

●	Outperformed all 4 crypto-treasury comparables at 30 days, 60 days, and since inception. EMJX vs. crypto-treasury comps — hypothetical cumulative return since inception

1 Performance disclosure: These results are from a paper-traded portfolio. Every trade was a real, forward-looking decision — recorded and emailed in advance each trading morning to a member of the SRXH board, marked to actual market prices, kept within margin requirements and net of broker costs. It is not a simulation or a backtest. However, no actual capital was deployed, so it does not represent live trading with real money; results achieved with deployed capital may differ, including from execution, liquidity, slippage, financing, and market-impact effects a paper book does not fully capture. Past performance does not guarantee future results. Nothing herein is investment advice or an offer or solicitation to buy or sell any security, digital asset, or fund interest.

Investor fireside chat — Tuesday, July 14, 2026, 10:30 a.m. ET. Eric Jackson will host, along with Kent Cunningham, SRX Global’s CEO, a live fireside chat with investors to discuss the regime shift, the track record, and what comes next. Register here.

About SRX Global

SRX Global (SRXH) is an AI-driven platform focused on generating long-term shareholder value through investments in high-conviction operating companies, strategic assets, and technology-enabled opportunities. The Company leverages proprietary technology, data analytics, and disciplined capital allocation to identify and manage investments across multiple sectors.

Disclaimer

This press release is for informational purposes only and does not constitute investment advice, a research recommendation, or an offer or solicitation to buy or sell any security, digital asset, or fund interest. Market-regime signals are opinions and may change without notice. Prior signals and past performance do not guarantee future results. Digital assets are volatile and may result in a total loss of capital.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com

Exhibit 99.2

SRX Global Fireside Chat — Transcript

July 14, 2026

Speakers:

Valter Pinto (Managing Director, KCSA Strategic Communications)

Kent Cunningham (CEO, SRX Global)

Eric Jackson (President, EMJX and Head of Asset Management, SRX Global)

—

Valter Pinto: Good morning, everyone, and welcome to the SRX Global Fireside Chat. Thank you all for joining us today.

My name is Valter Pinto, Managing Director at KCSA Strategic Communications. I’m joined today by Kent Cunningham, CEO of SRX Global, and Eric Jackson, President of EMJX and Head of Asset Management for SRX. As many of you know, SRX recently closed on its acquisition of EMJX, and today has emerged as an AI-enabled platform focused on investments in high-conviction companies and assets. I’m looking forward to providing our shareholders with an update today, and to discuss the company’s vision with Kent and Eric.

I’d like to start by reminding everyone that statements made today may be considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable securities laws. Actual results may differ materially from those expressed or implied due to risks and uncertainties described in the Company’s filings with the SEC, including its periodic reports and investor materials. SRX undertakes no obligation to update forward-looking statements, except as required by law.

Towards the end of today’s fireside chat, we’ll open the floor to live Q&A. It’s been a busy last few weeks, we have a lot to cover on today’s call, and we received a lot of incoming questions from our shareholders, and for that we thank you. For investors who have not yet submitted questions, please send them through the Q&A function at any time; we’ll cover as many as possible during the time allotted for today’s call. If for some reason we don’t get to your question during today’s session, please email us at srx@kcsa.com.

Please note this call is being recorded today, Tuesday, July 14th, at 10:30 AM Eastern. A replay will be available on the SRX Investor Relations website following the conclusion of today’s discussion.

Before we begin, I’d like to kick it over to Kent for opening remarks. Kent?

Kent Cunningham: Thanks, Valter, and thank you to everyone for joining us today.

Look, I’d say the last several months have been nothing short of transformational for our Company. As you all know, and as Valter just mentioned, we recently completed the acquisition of EMJX — creating new opportunities, but also enabling a new platform that we’re incredibly excited about. Eric and I are going to talk more about the why on this call.

As we stand today, we’ve positioned our team, our balance sheet, and our strategy for long-term growth. At the same time, it’s been a frustrating period for shareholders — I get that. I understand that the volatility of recent weeks can be unsettling, and as significant shareholders ourselves, management and our board feel that responsibility alongside you.

So what are we doing about it? First, we moved quickly and decisively to deliver value back to shareholders, announcing the million-dollar aggregate cash dividend. At the same time, the board also authorized up to a 10-million-share buyback. That gives us another capital allocation lever we can pull, when necessary and when appropriate.

As we reported preliminarily last week — and this is one of the things I’m most excited about — we have $55 million in cash and short-term investments as of June 30, 2026, no debt, and that equates to a net asset value of approximately $3.07 per share. So we’re operating from an incredibly strong position at this point in time. I also want to reassure everyone that the necessary steps we took, like the share consolidation to get us to this position of strength, are behind us.

But we’ve got more work to do. So as we look ahead, our commitment is simple: we’re going to focus on things within our control. That means we’ll leverage our operating expertise, we’ll leverage our proprietary tech, and we’ll leverage our differentiated market access to identify opportunities, allocate capital with discipline, and create long-term value for our shareholders — because we believe that consistent execution is the surest path to creating lasting shareholder value.

Valter, I’ll kick it back to you.

Valter Pinto: Thanks, Kent. I appreciate that. Let me give Eric an opportunity to make some opening comments before we get to Q&A. Eric?

Eric Jackson: Thanks, Valter. I’d say that what Kent just described — if I were an investor looking at this stock — everything he’s talked about happening at the company in the last few months is all about cleaning it up, fixing it, and putting it in an incredibly strong position to go forward. That obviously matters for investors. But from a look-forward basis, I’m going to talk about EMJX here mostly today — I think that’s really the growth engine to look forward to as part of this story.

What I’d say is, when we first announced the deal in December, we’ve basically done everything we said we would over these last six-plus months. Back then, we said we thought Gen 1 treasuries were a misguided way of allocating capital — we felt they were simply bobbing on the waves with the price of Bitcoin. We didn’t really understand why they were trading at, in some cases, 4 to 8 times mNAV — the highest ever was MetaPlanet, trading up to 10x mNAV at one point.

We felt a better approach was a Gen 2 Treasury approach, which is what we’ve built over the last six months, and for years before that. A Gen 2 Treasury approach is a multi-asset treasury — Bitcoin, Ethereum, other cryptocurrencies, and other equities as well, including options: call spreads, put spreads, and so forth. We felt this isn’t just an interesting business on its own, but that basically every corporate treasury going forward is effectively going to have to become a Gen 2 treasury, where they have this mixture of cash, stock, and crypto assets with incredible volatility they need to control for. We saw the challenge as using AI models to manage that volatility and make money no matter what market regime we’re operating in.

Anybody looks great — like MicroStrategy and BitMine — when the price of Bitcoin or Ethereum is going up. But we’ve seen in these last six months what happens to them when the price goes down, and they get dropped.

We just released a press release this morning that talks about how the EMJX treasury, since Feb 11th, has made — on a paper-trade basis, not with capital — 25%, while the price of Bitcoin was down 5% over that period, the price of Ethereum was down even more, and names like MicroStrategy and BitMine were down even more than that.

It’s very important to explain how that number was derived. If I’d just gone home on a weekend and said, “I’m going to create some strategy to perfectly trade the past six months,” and gave it to Claude Code, I’d have perfect information about exactly what happened over that six-month period, and Claude Code would dutifully churn out some return that made money. But that’s not what we did. We generated those numbers on a go-forward basis with the SRXH board back in February when we started this, because the deal hadn’t closed yet. We started trading the EMJX model, where every day I would email before 10 AM a member of the SRXH board with the trades for that day and the market regime our model had for that day. It was approved, and the trades were made at the prices they occurred at, at that time, on a go-forward basis. That’s a go-forward strategy, one that will make money in multiple different types of environments. We’ve made a lot of money in this bearish market, and we believe we will make money in a bullish market.

If we prove that to you as shareholders, we’ll be able to show that we can make money in multiple markets. We are not one of these Gen 1 treasuries that’s basically just a 3x version of Bitcoin or Ethereum — that’s unique, that’s different, there’s nobody else out there. There are people playing around with creating fancy dividends tied to the price of Bitcoin; that’s not what we’re doing. I’m a simple guy — I like to make money no matter what market condition we’re operating in. That’s what we’ve delivered in EMJX, and we’re going to go through that in more detail today. You’ll have to judge. At the moment, as Kent was saying, we have $3.07 of NAV, and the last time I checked, the price was trading below that. We don’t agree with that, as management and as the board. We think that if everything I’ve said is true, we can make more money in any kind of market we operate in, and we think we deserve a premium to NAV. But the pressure is on our shoulders to prove that now.

Back to you, Valter.

Valter Pinto: Awesome. Thanks, Eric — very well said. Over the last few weeks, we’ve heard from many shareholders, and we’ve been collecting feedback and questions. While we aim to address as many of the themes and specific questions we received on this call, I want to remind everyone that we must also adhere to SEC rules and regulations. Especially now that we’ve closed our June 30th quarterly period and shortly, by mid-August or so, we’ll report our full June 30th financial results. In those results, we’ll be providing updates on our cap table and other updates within the quarterly filing. We also plan to host an earnings call, so we’ll be speaking with everyone again shortly.

Now, into our Q&A. Kent, starting with you: the company recently closed the EMJX acquisition — can you talk about what you saw from the EMJX team, and how the acquisition fits into the company’s new platform going forward?

Kent Cunningham: Yeah, absolutely. For us, the opportunity — and Eric mentioned some of this as well — was larger than simply operating one business. We saw the chance to combine decades of operating expertise with the advanced AI that Eric and the team have built with EMJX, and then couple that further with smart capital allocation into a platform that’s capable of investing across multiple industries and sectors, basically wherever we believe we have an advantage and can create value.

So in simple terms, we’re combining operating expertise and experience with disciplined investing, while fully leveraging proprietary AI that continuously learns, to create what we think of as asymmetric return possibilities. And for us and for our shareholders, that’s ultimately a game changer.

Valter Pinto: Thanks, Kent and Eric. Eric, back over to you, you started talking about this morning’s release, which gave really important updated information on our investments. Can you dig in further on the breadth of the AI and machine-learning engine, and how you use these capabilities to make investment decisions?

Eric Jackson: Sure. There are really two parts to building a great model and making money from it. On building the model: we started with over 2,000 variables, or features, that we were looking at to give us clues about where the price of Bitcoin or Ethereum would be going in the next 30 days. You start predicting beyond 30 days, the quality of the prediction starts to drop off, so we work within roughly a 30-day look-forward period — what factors give us the biggest hints of where price is going. From those 2,000 variables, you winnow it down to the most important ones.

What we ended up building is what we call a regime model. Think of it like different “flavors” in the market — bull markets, bear markets, and at the moment, a mixed or choppy market — with degrees of variation within those three states. Obviously, when it’s a bull market, prices tend to go up; when it’s a bear market, prices tend to go down. We’ve developed a model that gives us an indication of where the price of crypto is heading. Most recently, in today’s press release, we talked about how just last week the model flipped from a “stress” model, which it had been in since May 26th — on the morning of May 26th, the price of Bitcoin was $77,000, and we got a signal that our regime model had flipped to stress. We prepared appropriately, and then subsequently the price of Bitcoin dropped over the next several weeks to $58,000. Just last week, we got a signal that it had come back to “mixed” and at that point Bitcoin was $61,000, so again, we took appropriate action.

But the second part of how you make money, is it one thing know we have gone from bullish to mixed and mixed to stressed but then there is the whole business logic of how you manage a portfolio to actually make money from those hints that there is where the prices are going. That’s the secret sauce for us. If we think the price of Bitcoin or Ethereum is about to drop in the next 30 days, we’re not precious about holding it forever, we’re not one of those treasuries that believes in “never sell.” We will reduce the amount of Bitcoin or Ethereum that we hold overall in the portfolio. As I said, we also hold other assets kinds of altcoins, and what we call high-convexity equities, names like Opendoor, which we think can double, triple, even 10x over time. But in a bearish market, we’ll be more lightly exposed to those higher-beta names than we would be in a bullish market. And then there are options as well — buying put spreads, call spreads, far-out-of-the-money puts or calls, as the case may be. We will bring those to bear. Those are some of the reasons we’ve been able to generate a 24–25% return since February in what’s been a fairly lackluster, bearish market.

It’s one thing to build a great model. The other important thing: think about guys like Michael Burry or Kyle Bass, they’re on TV all the time because they were famous for calling the housing crash in 2008. But subsequently, every time they come on TV talking about another crash coming, that’s generally been the wrong advice to take. When we build our model, we look at different snapshots in time, we call those windows okay, and for us, it’s not enough to be right in 1 out of 15 windows, the way Burry and Bass have been. We want a model that makes money across all 15 windows, which is a much more difficult task.

That’s taken a lot of time and effort, but we now have that model in hand. That doesn’t mean we stop working on it — things change, markets change, conditions change, and we continue to iterate. We’re currently on version 23 of our model, and it keeps getting better. You can’t rest on your laurels; you have to keep at it. The good news is we’re proving we can make money in multiple kinds of markets, that’s out intent going forward and we think there will be a huge demand for a license and use and access a model like that.

Valter Pinto: Thanks, Eric, appreciate that. Kent, we’ve spoken a lot about EMJX today, but we also have the Halo brand and other investments. From your point of view, how do all the pieces fit together under this new platform?

Kent Cunningham: Yeah, I’d say we aren’t trying to be everything to everyone. Our goal — and Eric just outlined it — is to be exceptional at allocating capital, making the right calls, and executing operationally, with investment choices across sectors where we see signals or patterns and where we believe there are opportunities we can create disproportionate value.

You mentioned Halo, our premium pet food business — that’s a good example. We can now use EMJX and its developed use the AI that EMJX has developed, and its continuously learning — Eric mentioned it’s on version 23 and getting stronger as it gets more inputs and signals from various disparate market sources — to start detecting real-time demand signals for the Halo brand. We can uncover category, competitor, or consumer sentiment shifts that we can plan for and take advantage of while they’re still nascent and still developing, giving us a first-mover advantage by fueling those shifts to help drive household penetration for the brand. Or, on the flip side, we can respond sooner to trends or actions in the marketplace that could be detrimental to brand health or to our sales overall. We think that’s incredibly powerful for the brand and the business going forward.

On new investments: sometimes we’re going to control businesses; sometimes we’ll invest alongside outstanding founders and management teams; and sometimes we’ll pursue special situations where complexity creates opportunity for us. And sometimes the highest-return investment may be our own shares, as we communicated last week. But regardless, every investment, every capital allocation decision, competes against every other. Period. That’s the business we’re building.

Valter Pinto: I appreciate that. I’m seeing several questions regarding the buyback, I just want to remind investors that all public companies are subject to blackout periods. We just reported our results, and we’ll be providing more updates in the future, but some investors may not fully realize that there are blackout periods for all public companies governing when and how much they can buy back shares.

Eric, we started talking about investment opportunities — a question came in about where you’re seeing the biggest opportunities right now: financial services, consumer, healthcare? How are you thinking about what the market is telling us?

Eric Jackson: Well, in terms of using the EMJX model, we have a lot of choices. We are planning on using it ourselves internally at SRXH, in our own treasury, and we think that over time the market will view that model and its ability to generate cash as something deserving of a premium. For every dollar in, we think it’s worth a premium because it’s going to generate money. Is it going to be worth 10x mNAV? I don’t know, that’s up to the market to decide. But we certainly think it’s worth a lot more than these Gen 1 treasuries that are doing nothing to create value except rising and falling with the price of Bitcoin.

Being able to make money in different kinds of markets should be something investors get excited about. Evidence of that: we’re also getting inbound interest from other people who’ve inquired about licensing the model, including Gen 1 DATs themselves, who’ve asked whether they can get access to our regime model for insight into where direction is going. It’s become much more acceptable now to reduce the amount of Ethereum, XRP, or Bitcoin you hold if you’re a DAT than it was, say, eight months ago, when everybody was in a “never sell” mindset. So we’re exploring those kinds of discussions, not just with DATs, but with corporate treasuries and other institutional investors who think it could be highly valuable to know where the price of Bitcoin is going in the next 30 days. We’ll pursue those where we think it adds value for SRXH shareholders.

The other kinds of discussions we’ve been having recently are with ETF companies interested in this becoming an ETF product that could be accessed by anyone — unlike hedge funds or other exotic investments gated to accredited investors only. Those discussions are ongoing, and we’ll make the decision that’s in the best interest of SRXH shareholders.

Finally, going back to Kent’s point about using AI in other contexts, one non-intuitive thing we’ve learned as we’ve gone through 23 iterations: some people would think that to build a better Bitcoin model, you should put blinders on and only eat sleep, think, and only look at Bitcoin-relevant features, 24/7. It turns out, counterintuitively, that building a better Bitcoin model happens when you build models that address other industries and other contexts — whether biotech, consumer (like Halo), or even things like predicting politics or how the Supreme Court will rule. We’ve found that when we expand our view and apply our models to those contexts, we pick up small but useful signals in each situation that end up making our version 24, version 25 Bitcoin model that much stronger and that helping us stay ahead and outperform in years to come. That’s a non-intuitive but striking finding, and whenever we’re able to use our models in other investment contexts that can create value for SRXH, we’re going to do that wholeheartedly.

Valter Pinto: Thanks Eric, appreciate that. Just a few more questions as we near the end of the chat today and I appreciate everybody submitting questions in the Q&A. Here’s another one for you, Kent: you mentioned that the company has the strongest balance sheet, probably in its history. Can you walk us through capital allocation priorities for you and the board?

Kent Cunningham: Yeah, the balance sheet is one of the things I mentioned I’m most excited about, we’ve got over $55 million in cash and short-term investments, no debt, and frankly a much simpler capital structure than we’ve had historically. That puts us in a very different position than even just a few months ago and its a position of strength.

As we think about how to best deploy that capital: I mentioned every dollar has to compete against the others, so we aren’t thinking about acquisitions or treasury management, minority investments, or Halo in isolation, it’s a comprehensive lens we use to assess attractiveness. Our priorities are pretty straightforward. First, preserve a strong balance sheet. Liquidity gives us flexibility, and that flexibility becomes a competitive advantage when attractive opportunities pop up. Second, we’ll keep investing in our core operating businesses, where we see meaningful opportunities for both organic growth or M&A bolt-ons. We’ll look at those and lean in to create value. And last, we’ll deploy capital into high-conviction investments and strategic acquisitions where we believe we have differentiated insight and the right to win.

So overall, we have the necessary capital right now to execute our strategy, continue investing in the business, and pursue new opportunities and do all of that from a position of strength. Having the cash is one thing; deploying it thoughtfully is how we’ll create shareholder value.

Valter Pinto: Thanks, Kent. We’re just about up on time, but this is an interesting question for both of you: starting with you, Kent, what are the catalysts investors should be looking forward to in the next 6 to 12 months? Then we’ll have Eric answer as well.

Kent Cunningham: Yeah, over the 6-to-12-month horizon and beyond, I’d encourage people to watch our execution. We’re focused on building out this platform to consistently create value and increase value per share. There are a few areas where you’ll probably see meaningful progress.

First, disciplined capital deployment — we’re going to keep evaluating and executing against high-conviction investments and opportunities where we think we have an advantage. What we won’t do is invest just to stay active; we’ll invest when the patterns and signals are there and the opportunity meets our return and risk profile.

Second, continued development of the EMJX platform — as Eric mentioned, it’s continuously improving. You’ll see us continue to enhance the AI-enabled investment capabilities, refine the process, and ultimately expand the platform’s reach.

And third, a renewed focus on operational execution and investment within Halo. Halo is an important operating business for us. We’re focused right now on product innovation, expanding distribution, and improving execution, while driving increased profitability and long-term growth for that brand.

Valter Pinto: Thanks, Kent. Eric?

Eric Jackson: Yeah, obviously today’s press release, and being able to share the performance of the EMJX strategy over these last several months, was exciting. We’ve heard from many shareholders who’ve said they want to hear more, we want more communication. We’re sympathetic to that. As Kent said, we’re all shareholders here, and I don’t think anyone on the board has been happy with the performance of the stock over the last few months. We think it’s worth much higher than where it’s trading currently, but it’s on us to perform and to communicate well to shareholders. So we’ve heard from many that they want more communication.

From the EMJX perspective, obviously there was a big data dump today, but we’re not going to go silent for the next six months. It’s on me to continuously give updates and reports on how we’re doing, and that’s one thing to watch going forward. If there’s anything material to announce from a business-development perspective, some of the discussions we’re having at the moment, we’ll share those as well. We’ve heard you, and we want to be as transparent as we can. This isn’t a mom-and-pop shop; it’s a publicly listed company, so we have to follow the rules. We can’t just throw things out there off the cuff. But I think most people understand that. We’re in this for the long haul. We believe there’s an opportunity to do something magical here at the Company, and you can hold us accountable to that.

Valter Pinto: Thanks, Eric — very well said. I appreciate that, and I thank both of you for your time today. We had a big audience, and we appreciate everyone joining today’s fireside chat. As a reminder, the replay will be available under the Investor Relations section shortly.

Additionally, as I mentioned before, we’ll be reporting in mid-August and we’ll have another conference call during that time and look forward to speaking with everyone again. Please contact srx@kcsa.com if you have any further questions we weren’t able to address today.

Thank you, everyone and until next time.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2026

SRX Global Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

801 US Highway 1

North Palm Beach, Florida 33408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 15, 2026, SRX Global Inc. (the “Company”) received a notice from the NYSE American (“NYSE”) that NYSE has determined the Company is back in compliance with all of the NYSE American LLC continued listing standards set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”). Specifically, the Company has resolved the continued listing deficiency with respect to Section 1003(a)(i) and (ii) of the Company Guide referenced in NYSE’s letter dated October 14, 2025, which letter is the subject of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC) on October 17, 2025.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature. Forward-looking statements contained herein include, among others, statements concerning management’s expectations about future events and the Company’s operating plans and performance, including levels of consumer, business and economic confidence generally, the regulatory environment, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of the Company’s management, as applicable, and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements speak only as of the date they are made, and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this Current Report on Form 8-K or to reflect the occurrence of any unanticipated events. For further information regarding the risks associated with the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibits	Description

99.1	Press Release dated July 16, 2026.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRX Global, Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

July 16, 2026

Exhibit 99.1

SRX Global Regains Full Compliance with NYSE American Listing Standards

Company Resolves Section 1003(a)(i) and (ii) Deficiencies; Compliance Indicator to Be Removed

NORTH PALM BEACH, Fla., July 16, 2026 – SRX Global Inc. (NYSE American: SRXH) (the “Company”, or “SRX”), an AI-enabled platform dedicated to generating returns across high-conviction operating companies and assets, today announced that it has received a written notification from NYSE Regulation confirming that the Company is back in compliance with all NYSE American LLC continued listing standards set forth in Part 10 of the NYSE American Company Guide.

In a letter dated July 15, 2026, NYSE Regulation informed the Company that it has resolved the continued listing deficiency with respect to Section 1003(a)(i) and (ii) of the Company Guide, which had been referenced in the Exchange’s letter dated October 14, 2025. As a result, the Company’s compliance indicator (“.BC”) will no longer be disseminated, and SRX Global will be removed from the list of NYSE American noncompliant issuers on the Exchange’s website.

About SRX Global

SRX Global (SRXH) is an AI-driven platform focused on generating long-term shareholder value through investments in high-conviction operating companies, strategic assets, and technology-enabled opportunities. The Company leverages proprietary technology, data analytics, and disciplined capital allocation to identify and manage investments across multiple sectors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com